The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated April 27, 2009

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156284

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 18, 2008)

3,000,000 Shares

Class A Common Stock

We are selling 3,000,000 shares of our Class A Common Stock. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG.” On April 24, 2009, the last sale price of our Class A Common Stock as reported on the New York Stock Exchange was $20.30 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus and the risk factors described in our Securities and Exchange Commission filings that are incorporated by reference in the accompanying prospectus.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Delphi (before expenses)	$	$

We have granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of our Class A Common Stock from us if the underwriter sells more than 3,000,000 shares of our Class A Common Stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital expects to deliver the shares on May   , 2009.

Barclays Capital

Prospectus Supplement dated May           , 2009

(i)

You should rely only upon the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of shares offered hereby. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell or seeking offers to buy this Class A Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any document incorporated by reference therein or in any free writing prospectus that we may provide you in connection with the sale of shares offered hereby is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action has or will be taken in any jurisdiction by us or by the underwriter that would permit a public offering of the Class A Common Stock or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Unless otherwise explicitly stated or the context otherwise requires, in this prospectus supplement or the accompanying prospectus references to “dollars” and “$” are to United States dollars.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the sale of shares offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to the sale of shares offered hereby. You should read both this prospectus supplement and the accompanying prospectus, together with the documents and additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in the accompanying prospectus, and any free writing prospectus we may provide you in connection with this offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” and the “Company” refer to Delphi Financial Group, Inc., and its subsidiaries, collectively, and “Delphi” refers to Delphi Financial Group, Inc. only and not to any of its subsidiaries.

Anything in this prospectus supplement or the accompanying prospectus to the contrary notwithstanding, we expressly incorporate by reference in the accompanying prospectus supplement both of our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 24, 2009.

(ii)

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. You should pay special attention to the “Risk Factors” section of this prospectus supplement, and to the “Risk Factors” section in the accompanying prospectus and in our most recent Annual Report on Form 10-K. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option granted to the underwriter to purchase additional shares of our Class A Common Stock as described herein has not been exercised.

The Company

We are a holding company whose subsidiaries provide integrated employee benefit services. We were organized as a Delaware corporation in 1987 and completed the initial public offering of our Class A Common Stock in 1990. The address of our principal executive offices is 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, and our telephone number at this address is (302) 478-5142. We manage a wide range of aspects of employee absence to enhance the productivity of our clients and provide the related insurance coverages: long-term and short-term disability, excess workers’ compensation, group life, travel accident and dental. Our asset accumulation business emphasizes individual fixed annuity products. We offer our products and services in all fifty states, the District of Columbia and Canada. Our two reportable segments are group employee benefit products and asset accumulation products.

Our operating strategy is to offer financial products and services which have the potential for significant growth, which require specialized expertise to meet the individual needs of our customers and which we believe provide us the opportunity to achieve superior operating earnings growth and returns on capital. We have concentrated our efforts within certain niche insurance markets, primarily group employee benefits for small to mid-sized employers. We also market our group employee benefit products and services to large employers, emphasizing unique programs that integrate both employee benefit insurance coverages and absence management services. We also operate an asset accumulation business that focuses primarily on offering fixed annuities to individuals planning for retirement as well as the issuance of funding agreements in connection with the offering of funding agreement-backed notes to institutional investors.

Our primary operating subsidiaries are as follows:

Reliance Standard Life Insurance Company (“RSLIC”) and its subsidiary, First Reliance Standard Life Insurance Company, underwrite a diverse portfolio of disability, group life, travel accident and dental insurance products targeted principally to the employee benefits market. RSLIC also markets asset accumulation products, primarily fixed annuities, to individuals and groups.

Safety National Casualty Corporation (“SNCC”) focuses primarily on providing excess workers’ compensation insurance to the self-insured market. In 2001, SNCC formed an insurance subsidiary, Safety First Insurance Company, which also focuses on selling excess workers’ compensation products to the self-insured market.

Matrix Absence Management, Inc. (“Matrix”), founded in 1987, provides integrated disability and absence management services to the employee benefits market across the United States. We acquired Matrix in 1998.

Offering Summary

Issuer	Delphi Financial Group, Inc.

Class A Common Stock offered	3,000,000 shares, plus up to an additional 450,000 shares that the underwriter has the option to purchase from us if the underwriter sells more than 3,000,000 shares of our Class A Common Stock in this offering.

Class A Common Stock outstanding after this offering	44,270,719 shares, or 44,720,719 shares if the option granted to the underwriter as described above is exercised in full.

Use of proceeds	We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, of approximately $ (or approximately $ if the underwriter exercises its option to purchase additional shares in full). We intend to use the net proceeds we receive from the sale of shares offered hereby for general corporate purposes.

New York Stock Exchange Symbol	DFG

Risk Factors	Investing in our Class A Common Stock involves risks. You should carefully consider the information under the section titled “Risk Factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus before investing in our Class A Common Stock.

We have two classes of common stock: Class A Common Stock and Class B Common Stock (collectively, our “Common Stock”). For more information with respect to our Class A Common Stock and Class B Common Stock, see “Description of Common Stock”, and for information with respect to our authorized but unissued preferred stock, see “Description of Preferred Stock”, both in the prospectus accompanying this prospectus supplement. Our Class B Common Stock is not listed on any securities exchange nor is it publicly traded.

The number of shares of Class A Common Stock outstanding after this offering is based on the number of shares outstanding as of April 23, 2009, and excludes:

•	7,686,572 shares of Class A Common Stock issuable upon exercise of options outstanding under our stock incentive plans at a weighted average exercise price of $25.71 per share as of that date;

•	1,019,514 deferred or restricted share units issued under our stock incentive plans and outstanding as of that date, which entitle the recipient to receive a number of shares of Class A Common Stock or Class B Common Stock, as applicable, equal to the number of such units upon the completion of a specified deferral period, along with dividend equivalents during the period that such units are outstanding;

•	5,753,833 shares of Class A Common Stock issuable upon conversion of 5,753,833 shares of Class B Common Stock outstanding as of that date, which do not include 227,216 shares of Class B Common Stock that were held as treasury shares as of that date; and

•	7,716,261 shares of Class A Common Stock that were held as treasury shares as of that date.

In addition, as of April 23, 2009, options to purchase 1,003,783 shares of our Class B Common Stock at a weighted average exercise price of $33.61 per share were outstanding. If all of these options were exercised, the Class B Common Stock issuable on exercise would be convertible into 1,003,783 shares of Class A Common Stock. The number of shares of Class A Common Stock outstanding after this offering as set forth above does not include the shares of Class A Common Stock issuable upon any such conversion.

We were party to a sales agreement dated April 24, 2009 (the “sales agreement”) with Barclays Capital Inc. relating to the potential offering from time to time of shares of our Class A Common Stock having an aggregate gross sales price of up to $30,000,000 through Barclays Capital Inc., as agent. We terminated this sales agreement in connection with this offering. No shares of Class A Common Stock were sold under this sales agreement.

RISK FACTORS

Investing in our Class A Common Stock involves risks. In deciding whether to invest in our Class A Common Stock, you should carefully consider the following risk factors and the risk factors included under the caption “Risk Factors” (or any similar caption) in the accompanying prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference in the accompanying prospectus, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the accompanying prospectus. The risks and uncertainties described below, in the accompanying prospectus and under the caption “Risk Factors” (or any similar caption) in such Annual Report on Form 10-K are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our Class A Common Stock and your investment could decline.

Risks related to the sale of shares offered hereby

The market price of our Class A Common Stock may be highly volatile or may decline regardless of our financial performance. You may never be able to sell your shares at or above the public offering price, and you may suffer a loss of all or part of your investment.

You may not be able to resell your shares above the offering price, and you may suffer a loss of all or part of your investment. The trading price of our Class A Common Stock has fluctuated substantially in the past and, following this offering, may continue to fluctuate substantially. The price of our Class A Common Stock in the market after this offering may be higher or lower than the price you pay, depending on many factors, many of which are beyond our control. Broad market and industry factors may adversely affect the market price of our Class A Common Stock, regardless of our actual financial performance. The fluctuations could cause you to lose all or part of your investment in our shares of Class A Common Stock. Factors that could cause fluctuation in the trading price of our Class A Common Stock may include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of companies generally or financial services companies or insurance providers in particular;

•	actual or anticipated variations in the financial results of our company or other insurance providers;

•	declines in the value of our investment portfolio and investment losses;

•	actual or anticipated changes in financial estimates by us or by any securities analysts who might cover our stock or the stock of other companies in our industry;

•	market conditions or trends in our industry and the economy as a whole;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	downgrades in our credit ratings or the claims-paying and financial strength ratings of our insurance subsidiaries;

•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•	capital commitments;

•	changes in accounting principles;

•	additions or departures of key personnel; and

•	sales or issuances of shares of our Class A Common Stock, including sales or issuances of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock (as described in the accompanying prospectus under the caption “Description of Common Stock”), and including sales of large blocks of our Class A Common Stock or sales by our directors and officers.

In addition, if the market for insurance provider stocks or the stock market in general experiences loss of investor confidence, the trading price of our Class A Common Stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our Class A Common Stock might also decline in reaction to events that affect other companies in our industry or related industries even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Holders of our Class A Common Stock have lower voting power per share than the holders of our Class B Common Stock. The lower voting power of the Class A Common Stock may negatively affect the attractiveness of our Class A Common Stock to investors and, as a result, its market value.

Each share of Class A Common Stock entitles the holder thereof to one vote per share. Each share of Class B Common Stock entitles the holder thereof to a number of votes per share equal to the lesser of (1) the number of votes (with each share of Class B Common Stock having the same number of votes as each other share of Class B Common Stock) such that the aggregate of all outstanding shares of Class B Common Stock are entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock, or (2) ten votes.

Except as may otherwise be required by applicable law and except in certain limited circumstances as set forth in our restated certificate of incorporation, proposals submitted to a vote of shareholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class (subject to any voting rights which may be granted to holders of our preferred stock). As of April 23, 2009, Mr. Robert Rosenkranz, our Chairman and Chief Executive Officer, by means of beneficial ownership of the general partner of Rosenkranz & Company, L.P. and his own direct or beneficial ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the aggregate voting power of the outstanding Common Stock. As of April 23, 2009, 41,270,719 shares of Class A Common Stock were outstanding and 5,753,833 shares of Class B Common Stock were outstanding. We expect that the total voting power of the Class B Common Stock will be and will continue to be limited by our restated certificate of incorporation to 49.9% of all of the votes represented by the aggregate of all of the shares of Class A Common Stock and Class B Common Stock outstanding. Additionally, Robert Rosenkranz is party to an agreement with us not to vote or cause to be voted certain shares of Class A or Class B Common Stock, as applicable, if and to the extent that such shares would cause him and his affiliate, Rosenkranz & Company, L.P., collectively, to have more than 49.9% of the combined voting power of Delphi’s stockholders. Nonetheless, our Class B common stockholders hold, and are expected to continue to hold, a significant portion of voting power of the shares entitled to vote on all matters requiring approval by holders of our Common Stock and therefore currently have, and are expected to continue to have, the ability to control or substantially influence matters submitted to a vote of holders of our Common Stock. The difference in the voting power of our Class A Common Stock and Class B Common Stock could diminish the market value of our Class A Common Stock.

Future sales or issuances of our Class A Common Stock or convertible securities, or the conversion of our Class B Common Stock into Class A Common Stock, may dilute the voting rights and economic interests of our Class A Common Stock and depress the trading price of our Class A Common Stock.

Future sales or issuances of our Class A Common Stock, in this offering or otherwise, including issuances of shares of Class A Common Stock upon conversion of any convertible securities we may issue in the future, issuances upon conversion of our Class B Common Stock or issuances pursuant to our equity incentive plans or upon exercise of related stock options, may dilute the voting power and economic interests of the then outstanding Class A Common Stock. Future sales or issuances of our Class A Common Stock may be at prices below the public offering price in this offering. Any of the foregoing may adversely impact the market price of our Class A Common Stock. Likewise, future issuances of our Class B Common Stock, including sales at prices below the prevailing market price of our Class A Common Stock, may also adversely impact the market price of our

Class A Common Stock. Our Board of Directors is authorized, without stockholder approval, to issue and sell additional shares of our Class A Common Stock and, subject to limitations, Class B Common Stock from time to time. However, our restated certificate of incorporation, as amended, provides that additional shares of Class B Common Stock may not be issued except (i) in payment of a stock dividend on outstanding shares of Class B Common Stock, (ii) in connection with a stock split, reclassification or other subdivision of our Class B Common Stock or (iii) pursuant to our Second Amended and Restated Long-Term Performance-Based Incentive Plan, as amended from time to time.

In addition, while Class A Common Stock has no conversion rights, Class B Common Stock is convertible into Class A Common Stock at any time and from time to time, at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. In addition, if the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock, or if our Board of Directors or the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion, then, immediately upon the occurrence of either such event, each outstanding share of Class B Common Stock shall be converted into one share of Class A Common Stock. In addition, in the event of the transfer of shares of Class B Common Stock other than to certain permitted transferees (as described under “Description of Common Stock—Transfer” in the accompanying prospectus), each share of Class B Common Stock so transferred shall be automatically converted into one share of Class A Common Stock. There is no time deadline at which the shares of Class B Common Stock will automatically convert into shares of Class A Common Stock. See “Description of Common Stock—Conversion” in the accompanying prospectus.

We cannot predict the amount of Class A Common Stock that may be issued or sold in the future, nor can we predict the amount of Class B Common Stock that may be converted into Class A Common Stock. However, the conversion of Class B Common Stock into Class A Common Stock and the sales of that Class A Common Stock, or the perception that such sales may occur, could adversely impact the market price of our Class A Common Stock.

As a holding company, we depend in large part on the ability of our subsidiaries to transfer funds to us to pay dividends and to meet our obligations, and those transfers are subject to restrictions.

We act as a holding company for our insurance subsidiaries and do not have any significant operations of our own. Therefore, our ability to pay dividends on our Class A Common Stock and Class B Common Stock, make payments in respect of our indebtedness and fund our other cash requirements depends in large part upon receipt of sufficient funds from our subsidiaries, as well as upon our financial resources and other sources of liquidity at the holding company level.

The payment of dividends and other distributions to us by each of our insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of ordinary dividends or other payments by our insurance subsidiaries to us if they determine that such payment could be adverse to policyholders or contractholders. See “Liquidity and Capital Resources” in Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Regulation” in Part  I, Item 1—Business in our most recent annual report on Form 10-K.

These limitation and restrictions could adversely affect our ability to pay cash dividends on our Class A Common Stock and Class B Common Stock, which would have likely have an adverse effect on the market price of our Class A Common Stock.

Our ability to pay dividends in the future is subject to limitations and such dividends are subject to the discretion of our Board of Directors.

Our ability to pay dividends on our Class A Common Stock and Class B Common Stock may be impaired or limited if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in the accompanying prospectus were to occur. In addition, our continuing payment of such dividends, including their amount and frequency, is at the discretion of our Board of Directors and depends upon many factors, including our consolidated financial position, liquidity requirements, operating results, restrictions under Delaware law, insurance laws and regulations limiting the payment of dividends by our insurance subsidiaries to us as described in the preceding risk factor, and such other factors as our Board of Directors may deem relevant. In addition, the indenture governing our outstanding 2007 Junior Debentures prohibits the payment of dividends on our Class A Common Stock and Class B Common Stock (except for certain dividends in the form of stock, warrants, options or other rights) if we have given notice of our election to defer interest payments on the debentures (which we may do at any time in our sole discretion), and our revolving credit facility prohibits the payments of dividends on our Class A Common Stock and Class B Common Stock (other than dividends or distributions payable in our common stock or warrants to purchase our common stock or splitups or reclassifications of our stock into additional other shares of our common stock) if, after giving effect to the payment of such dividends, a default shall have occurred and be continuing under the facility or we are not in pro forma compliance with the requirements of the facility, including, among others, the requirements that we maintain a minimum consolidated net worth and that our insurance subsidiaries maintain minimum risk-based capital ratios. Any events or circumstances that limit our ability to pay dividends or prevent us from paying dividends or which otherwise result in dividends being eliminated or reduced would likely have a material adverse effect on the market value of our Class A Common Stock.

Provisions in our restated certificate of incorporation, amended and restated bylaws and Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Class A Common Stock.

Delaware corporate law and our restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•	permit special meetings of our stockholders to be called only by a majority of our entire Board of Directors, thus prohibiting our stockholders from calling special meetings;

•	permit our Board of Directors to authorize the issuance of preferred stock and additional Class A Common Stock and, subject to limitations, Class B Common Stock, which issuance could dilute the voting and economic rights and market value of our Class A Common Stock and discourage a takeover attempt;

•	provide for a dual class voting structure that gives a significant portion of the voting power to holders of our Class B Common Stock;

•	subject us to the provisions of Section 203 of the Delaware General Corporation Law, which, in general, prohibit a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner;

•	provide that directors may be removed without cause only by vote of holders of shares having the right to cast a majority of the votes entitled to be cast with respect to the election of such directors;

•	provide that newly created directorships and vacancies in our Board of Directors resulting from death, resignation or removal of a director shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or the sole remaining director; and

•	prohibit stockholders from taking any action without a meeting except upon the unanimous written consent of all stockholders entitled to vote thereon.

FORWARD-LOOKING STATEMENTS

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and in any other statement made by, or on behalf of, the Company, whether in future filings with the Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or the negative of these terms or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or the negative of these terms or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to the Company’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in the Company’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of the Company and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

Our forward-looking statements speak only as of the date of the document in which they appear or as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our most recent annual report on Form 10-K and any of our current reports on Form 8-K incorporated by reference in the accompanying prospectus or any amendments thereto, as well as in any free writing prospectus we may deliver in connection with the offering of the shares offered hereby, including in any “Risk Factors” section.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, of approximately $      (or approximately $      if the underwriter exercises its option to purchase additional shares in full). We intend to use the proceeds we receive from the sale of shares offered hereby for general corporate purposes.

PRICE RANGE OF CLASS A COMMON STOCK

The last reported sale price of our Class A Common Stock on the New York Stock Exchange was $20.30 on April 24, 2009. There were approximately 43 holders of record of our Class A Common Stock as of April 23, 2009. The following table sets forth the high and low sales prices for our Class A Common Stock on the New York Stock Exchange and the cash dividends paid per share for our Class A Common Stock for the indicated periods.

		High	Low	Dividends

2006:	First Quarter	$35.43	$30.41	$0.0667
	Second Quarter	36.48	33.29	0.08
	Third Quarter	41.67	33.78	0.08
	Fourth Quarter	41.98	38.42	0.08
2007:	First Quarter	$42.00	$38.07	$0.08
	Second Quarter	45.08	39.97	0.09
	Third Quarter	47.79	36.60	0.09
	Fourth Quarter	43.66	34.70	0.09
2008:	First Quarter	$35.15	$25.92	$0.09
	Second Quarter	30.95	22.26	0.10
	Third Quarter	38.50	20.17	0.10
	Fourth Quarter	31.00	7.58	0.10
2009:	First Quarter	$18.82	$8.95	$0.10
	Second Quarter (through April 24, 2009)	$20.48	12.71	*

*	The second quarter is not yet completed.

DIVIDEND POLICY

In 2001, our Board of Directors approved the initiation of a quarterly cash dividend payable on our Class A Common Stock and Class B Common Stock. In that regard, our restated certificate of incorporation, as amended, provides that, if and when any cash dividends are declared by our Board of Directors on our Common Stock, the holders of Class A Common Stock and Class B Common Stock are entitled to share equally, on a per share basis, in those dividends. See the caption “Description of Common Stock” in the accompanying prospectus for additional information. Since then we have paid dividends in each quarter. The continuing declaration and payment of such dividends, including the amount and frequency of such dividends, is at the discretion of our Board of Directors and depends upon many factors, including our consolidated financial position, liquidity requirements, operating results, restrictions under Delaware law and such other factors as our Board of Directors may deem relevant.

In addition, as described under “Risk Factors—As a holding company, we depend in large part on the ability of our subsidiaries to transfer funds to us to pay dividends and to meet our obligations, and those transfers are subject to restrictions,” we are a holding company for our insurance subsidiaries and do not have any significant operations of our own. Therefore, our ability to pay dividends on our Class A Common Stock and Class B Common Stock, make payments in respect of our indebtedness and fund our other cash requirements depends in large part upon receipt of sufficient funds from our subsidiaries, as well as upon our financial resources and other sources of liquidity at the holding company level. However, as described above under that risk factor, the payment of dividends and other distributions to us by each of our insurance subsidiaries is subject to limitations under insurance laws and regulations. In addition, the indenture governing our outstanding 2007 Junior Debentures prohibits the payment of dividends on our Class A Common Stock and Class B Common Stock (except for certain dividends in the form of stock, warrants, options or other rights) if we have given notice of our election to defer interest payments on the debentures (which we may do at any time in our sole discretion) and our revolving credit facility prohibits the payment of dividends on our Class A Common Stock and Class B Common Stock (other than dividends or distributions payable in our common stock or warrants to purchase our common stock or splitups or reclassifications of our stock into additional other shares of our common stock) if, after giving effect to the payment of such dividends, a default shall have occurred and be continuing under the facility or we are not in pro forma compliance with the requirements of the facility, including, among others, the requirements that we maintain a minimum consolidated net worth and that our insurance subsidiaries maintain minimum risk-based capital ratios. See “Risk Factors—Our ability to pay dividends in the future is subject to limitations and such dividends are subject to the discretion of our Board of Directors.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-UNITED STATES HOLDERS

This is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of shares of our Class A Common Stock purchased in the offering of the shares of our Class A Common Stock hereby by a beneficial owner that, for United States federal income tax purposes, is a “Non-United States Holder” (as defined below). It does not address all aspects of United States federal taxation that may be relevant to a Non-United States Holder in light of such Non-United States Holder’s specific investment or tax circumstances and does not address any United States federal estate (other than to the limited extent set forth below) or gift tax consequences or any state, local or foreign tax consequences of the acquisition, ownership or disposition of shares of our Class A Common Stock or any tax consequences arising under any applicable income tax treaty. The following summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect), or possible differing interpretations. It deals only with shares of our Class A Common Stock held as capital assets and does not purport to deal with persons in special tax situations, such as banks, financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect to mark to market their securities holdings, persons subject to the alternative minimum tax, entities classified as partnerships, controlled foreign corporations or passive foreign investment companies for United States federal income tax purposes, pass-through entities or those who hold shares of our Class A Common Stock through pass-through entities, certain former citizens or long-term residents of the United States subject to tax as expatriates, persons holding shares of our Class A Common Stock through a “hybrid entity,” or persons holding shares of our Class A Common Stock as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or “integrated” transaction for tax purposes. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as modified for United States federal estate tax purposes, the term “Non-United States Holder” means, for purposes of this discussion, a beneficial owner of shares of our Class A Common Stock that is for United States federal income tax purposes: (1) a nonresident alien individual, (2) a corporation other than a corporation that is created in or organized under the laws of the United States, any State thereof or the District of Columbia, (3) an estate other than an estate the income of which is subject to United States federal income tax regardless of its source, or (4) a trust other than a trust (i) that is subject to the primary supervision of a court within the United States and that has one or more United States persons having the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a United States person.

If a partnership holds shares of our Class A Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding shares of our Class A Common Stock should consult their own tax advisors.

Distributions

Distributions of cash or property that we pay with respect to shares of our Class A Common Stock (other than certain distributions of shares of our Class A Common Stock) will generally constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under United States federal income tax principles). A Non-United States Holder will generally be subject to withholding of United States federal income tax at a rate of 30% on any dividends received in respect of shares of our Class A Common Stock, or such lower rate provided by an applicable income tax treaty. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the Non-United States Holder’s tax basis in such Non-United States Holder’s shares of our Class A Common Stock, as determined on a share by share basis (with a corresponding reduction in such Non-United States Holder’s adjusted tax basis in such Non-United States Holder’s shares of our Class A Common Stock), and thereafter will be treated as gain realized on the sale or other disposition of shares of our Class A Common Stock (as described under “— Sale or Other Disposition of Shares of Our Class A Common Stock” below). In order to obtain a reduced rate of United States federal withholding tax under an applicable income tax treaty, a Non-United States Holder who is otherwise entitled to benefits under an income tax treaty will be required to provide a properly executed IRS Form W-8BEN (or such other applicable form) certifying under penalties of perjury its entitlement to benefits under the treaty. Special certification requirements and certain other requirements may apply to certain Non-United States Holders that are entities rather than individuals. Special rules, described below, apply if dividends are effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder.

If a Non-United States Holder is eligible for a reduced rate of United States federal withholding tax pursuant to an applicable income tax treaty, such Non-United States Holder generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-United States Holders should consult their tax advisors in this regard.

Dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder are not subject to the United States withholding tax described above, provided that the Non-United States Holder provides a properly executed IRS Form W-8ECI (or the applicable form) and otherwise complies with applicable certification requirements, but, unless an applicable tax treaty provides otherwise, generally will instead be subject to United States federal income tax imposed on net income in the same manner as a United States person. In addition, in the case of a corporate Non-United States Holder, the earnings and profits of the Non-United States Holder that are attributed to such effectively connected dividends may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be provided for by an applicable income tax treaty).

Sale or Other Disposition of Shares of Our Class A Common Stock

A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of shares of our Class A Common Stock unless:

(1)	the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-United States Holder in the United States);

(2)	in the case of a Non-United States Holder who is an individual, the holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

(3)	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the period that the Non-United States Holder held shares of our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-United States Holder owns or has owned, or is treated as owning, more than 5% of our Class A Common Stock at any time during the shorter of the five year period ending on the date of disposition or the period during which the Non-United States Holder held shares of our Class A Common Stock.

In general, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” (as defined in Section 897 of the Internal Revenue Code of 1986, as amended) equals or exceeds 50% of the sum of the fair market value of its real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are, and do not anticipate becoming, a United States real property holding corporation. However, no assurance can be given that we will not be a United States real property holding corporation or that shares of our Class A Common Stock will be considered regularly traded on an established securities market when a Non-United States Holder sells shares of our Class A Common Stock.

Net gain realized by a Non-United States Holder described in clauses (1) and (3) of the second preceding paragraph generally will be subject to tax at United States federal income tax rates applicable to United States persons. A corporate Non-United States Holder described in clause (1) of the second preceding paragraph may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on the Non-United States Holder’s earnings and profits attributable to such gain. Gain realized by an individual Non-United States Holder described in clause (2) of the second preceding paragraph (which may be offset by U.S. source capital losses) will be subject to a 30% tax, even though the individual may not be considered a resident of the United States. The gross proceeds from transactions that generate gains described in clause (3) of the second preceding paragraph may be subject to a 10% withholding tax (if shares of our Class A Common Stock are no longer regularly traded on an established securities market), which withholding tax generally may be claimed by the Non-United States Holder as a credit against the Non-United States Holder’s United States federal income tax liability, if any.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each Non-United States Holder the amount of dividends that we paid to a Non-United States Holder and the amount of tax that we withheld on such dividends, regardless of whether withholding was required. This information may also be made available to the tax authorities of a country in which the Non-United States Holder resides.

Backup withholding at the applicable statutory rate will generally not apply to dividends that we pay on shares of our Class A Common Stock to a Non-United States Holder if the Non-United States Holder provides a properly executed IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-United States Holder) or otherwise establishes an exemption.

Payments by a United States office of a broker of the proceeds of a sale of shares of our Class A Common Stock are subject to both backup withholding and information reporting, unless the holder certifies its Non-United States Holder status or otherwise establishes an exemption.

Information reporting requirements, but not backup withholding, will also apply to payments of the proceeds of a sale of shares of our Class A Common Stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder’s United States federal income tax liability, if the required information is timely furnished to the IRS.

United States Federal Estate Taxes

Any shares of our Class A Common Stock that are treated as owned by an individual who is not a citizen or resident of the United States, as specially defined for United States federal estate tax purposes, on the date of that person’s death will be included in his or her estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

THIS DISCUSSION IS NOT INTENDED TO BE TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF SHARES OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

UNDERWRITING

Barclays Capital Inc. is acting as underwriter for this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K and incorporate by reference in the accompanying prospectus, Barclays Capital Inc., as the underwriter in this offering, has agreed to purchase from us 3,000,000 shares of Class A Common Stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of Class A Common Stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of Class A Common Stock offered hereby (other than those shares of Class A Common Stock covered by its option to purchase additional shares as described below), if any of the shares are purchased;

•	the accuracy of the representations and warranties made by us to the underwriter;

•	absence of any material change in our business or in the financial markets; and

•	the delivery of customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter’s options to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the shares.

	No Exercise	Full Exercise

Per share	$	$
Total	$	$

The underwriter has advised us that it proposes to offer the shares of Class A Common Stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $      per share. After the offering, the underwriter may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $350,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriter an option exercisable for 30 days after the date of the underwriting agreement to purchase from us, from time to time, in whole or in part, up to an aggregate of 450,000 shares of Class A Common Stock at the public offering price less underwriting discounts and commissions, and less an amount per share equal to any dividends or distributions paid or payable by us on the shares initially purchased by the underwriter but not on the shares purchased upon exercise of such option. This option may be exercised if the underwriter sells more than 3,000,000 shares in connection with this offering.

The exercise of this option is subject to certain closing conditions.

Lock-Up Agreements

We and our executive officers have agreed that, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our Class A Common Stock or Class B Common Stock (including, without limitation, shares of our Class A Common Stock or Class B Common Stock that may be deemed to be beneficially owned by them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of our Class A Common Stock or Class B Common Stock that may be issued upon the exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for our Class A Common Stock or Class B Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our Class A Common Stock or Class B Common Stock, (3) in the case of us, file or cause to be filed a registration statement, including any amendments thereto, and, in the case of each such officer, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, in each case with respect to the registration of any shares of our Class A Common Stock or Class B Common Stock or securities convertible into or exercisable or exchangeable for our Class A Common Stock or Class B Common Stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement.

The underwriter, in its sole discretion may release the Class A Common Stock, Class B Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the Class A Common Stock, Class B Common Stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Class A Common Stock, Class B Common Stock or other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Common Stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result, the price of the Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common Stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these stabilizing transactions or that any such transactions, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement and prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter or any of its affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the purchase price payable for those shares.

Relationships

The underwriter and its related entities may in the future engage in commercial and investment banking transactions with us in the ordinary course of their business. They may in the future receive customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, as of the date of this prospectus supplement an affiliate of the underwriter beneficially owned approximately 6% of our outstanding Class A Common Stock. Barclays Capital Inc. was also a party to the sales agreement with us relating to the potential offering from time to time of shares of our Class A Common Stock having an aggregate gross sales price of up to $30,000,000 through Barclays Capital Inc., as agent. We terminated this sales agreement in connection with this offering. No shares of Class A Common Stock were sold under this sales agreement.

Transfer Agent

The transfer agent and registrar for our Class A Common Stock is American Stock Transfer and Trust Company.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities is authorized to make any further offer of the securities on behalf of us.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the shares of Class A Common Stock, is available only to relevant persons and will be engaged in only with relevant persons. Prior to accepting an application from any applicant who claims to fall within any of the above categories, verifiable evidence of the applicant’s status may be required.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the Class A Common Stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the Class A Common Stock for resale in Australia within 12 months of those shares of Class A Common Stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The Class A Common Stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A Common Stock may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of Class A Common Stock which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the Class A Common Stock. The shares of Class A Common Stock are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the Class A Common Stock in this offer may not transfer or resell those shares except to other QIIs.

Korea

The Class A Common Stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of Class A Common Stock have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Class A Common Stock may not be resold to Korean residents unless the purchaser of the Class A Common Stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Class A Common Stock.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Common Stock may not be circulated or distributed, nor may the Class A Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Class A Common Stock under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

LEGAL MATTERS

Cahill Gordon & Reindel LLP, New York, New York, and Chad W. Coulter, General Counsel of the Company, will pass upon certain legal matters relating to the shares offered hereby on our behalf. Sidley Austin LLP will act as counsel for Barclays Capital Inc.

EXPERTS

The consolidated financial statements of Delphi Financial Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2008 (including the schedules included therein) and the effectiveness of Delphi Financial Group, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, which are incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Delphi Financial Group, Inc.

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Purchase Contracts, Units and Subscription Rights

From time to time, we may offer and sell the securities listed above, including units consisting of any two or more of such securities, in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of other persons.

This prospectus describes general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer our securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.

We may offer and sell these securities on a continuous or delayed basis directly, to or through agents, dealers, underwriters or directly to purchasers, as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our respective securities also will be set forth in the applicable prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG.”

Investing in our securities involves risks. See the “Risk Factors” beginning on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2008.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities identified in this prospectus. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on information set forth in the prospectus supplement. The rules of the Commission allow Delphi to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The information is further described under the heading “Information Incorporated by Reference”.

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and the “Company” refer to Delphi Financial Group, Inc. and its subsidiaries, collectively, and “Delphi” refers to Delphi Financial Group, Inc. only and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such filings are available to the public from the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any such document at prescribed rates by writing to the Public Reference Section of the Commission at that address. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You may also inspect the information that we file at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. Information about Delphi, including our filings with the Commission, is also available on our website at www.delphifin.com.

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT PART OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus or the applicable prospectus supplement is automatically updated and superseded if information contained in this prospectus or any applicable prospectus supplement, or information that we later file with the Commission, modifies or replaces that information. Any statement made in this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 28, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed on May 12, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed on August 8, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed on November 10, 2008; and

•	Our Current Reports on Form 8-K filed on April 4, May 13 and August 18, 2008; and

•	The portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Commission under the Exchange Act (filing date April 10, 2008; File No. 001-11462).

Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and to form a part of this prospectus from the date of filing such documents. These documents may include annual, quarterly and current reports, as well as proxy statements. We are not incorporating in any case any document or information contained therein that has been “furnished” to the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to, but not filed with, the Commission.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, tel. (302) 478-5142.

EXPERTS

The consolidated financial statements of Delphi Financial Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2007 (including the schedules included therein) and the effectiveness of Delphi Financial Group, Inc.’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the Commission that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of any of the securities offered by us for general corporate purposes, which may include, among other things, repayment of indebtedness or acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Fiscal Quarter Ended
	September 30,			Year Ended December 31,
	2008	2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges	N/A	9.86	x	8.28	x	7.66	x	8.62	x	8.89	x	7.75x

For the purpose of computing the above ratios, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus fixed charges. Fixed charges consist of interest expense and such portion of rental expense as is estimated to be representative of the interest factors in the leases, all on a pre-tax basis.

Because we had no Preferred Stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and Preferred Stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented and is not disclosed separately.

DELPHI FINANCIAL GROUP, INC.

Delphi Financial Group, Inc. is an integrated employee benefit services company. We are a leader in managing all aspects of employee absence to enhance the productivity of our clients and provide the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Our asset accumulation business emphasizes individual annuity products. Delphi’s Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG” and its corporate website address is www.delphifin.com.

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT PART OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this prospectus and in any other statement made by, or on behalf of, the Company, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or the negative of these terms or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to the Company’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in the Company’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of the Company and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K or amendments thereto, as well as in any other prospectus supplement relating to an offering of securities, including in any “Risk Factors” section.

GENERAL DESCRIPTION OF OFFERED SECURITIES

Delphi may offer from time to time under this prospectus, separately or together:

•	unsecured senior or subordinated debt securities,

•	Class A Common Stock,

•	Preferred Stock,

•	depositary shares,

•	warrants to purchase debt securities, Class A Common Stock, Preferred Stock, depositary shares, purchase contracts, subscription rights or units,

•	purchase contracts for debt securities, Class A Common Stock, Preferred Stock, depositary shares warrants, subscription rights or units,

•	units, and

•	subscription rights to purchase any of the above securities.

DESCRIPTION OF DEBT SECURITIES

General

Delphi may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act of 1939. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. In addition, certain indentures under which we can issue debt securities have been incorporated by reference as exhibits to this registration statement, including our junior subordinated debt securities, which are outstanding as of the date of this prospectus. The form of senior indenture and the form of subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited, and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities, including if we issue additional securities under any of our existing indentures.

Terms

The debt securities will be our unsecured obligations.

The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined below under the heading “Ranking of Debt Securities”.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into shares of Class A Common Stock or Preferred Stock or the method by which any such portion shall be determined;

(4) if convertible into Class A Common Stock or Preferred Stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Class A Common Stock or Preferred Stock for purposes of conversion;

(5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such date or dates may be extended;

(6) the rate(s) (which may be fixed or floating) at which such debt securities will bear interest, if any, or the method by which such rate or rates shall be determined,;

(7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part;

(10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to any such obligations;

(11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14) any provisions granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable; and

(19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount from their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

The terms of the debt securities may allow all or a portion of an installment of interest to be paid, for all or a part of the period of time such series of debt securities is outstanding, through the issuance of additional debt securities of such series in lieu of cash in satisfaction of the interest payment due, in accordance with the terms of the applicable indenture. The terms of such series of debt securities will be set forth in the prospectus supplement relating thereto.

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities and will contain information with respect to any deletions from, modifications of or additions to the events of default described below, including any addition of a provision providing event risk or similar protection. Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change in control.

Denomination, Interest, Registration and Transfer

We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•	will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Ranking of Debt Securities

General

We currently conduct substantially all of our operations through our subsidiaries, and our subsidiaries currently generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Regulatory restrictions, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, the debt securities will be effectively subordinated to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured obligations to the extent of the value of the assets securing such obligations; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment shall be duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2) acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due, there must be 180 days in any 360-day period during which no blockage period is in effect and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

The subordinated indentures will not restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

(7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge

Under the terms of the applicable indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

(2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

(2) reduce the principal amount of, or the rate of interest on, the debt securities;

(3) change the currency of payment of principal of or interest on the debt securities;

(4) modify the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

(8) in the case of any subordinated indenture, modify the subordination provisions thereof in any manner adverse to the holders of subordinated debt securities of any series then outstanding; or

(9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into Class A Common Stock or Preferred Stock in accordance with the provisions of the applicable indenture.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

(2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our Board of Directors (as used herein the term “Board of Directors” includes any duly authorized committee thereof) and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•	to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our Board of Directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trust under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued under the applicable indenture:

(1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3) certain events of bankruptcy, insolvency or reorganization with respect to us.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the applicable indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities, shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series as to which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible into Class A Common Stock or Preferred Stock or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

The Trustee

A trustee will be named under each indenture to act in such capacity in connection with each series of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Further Information

The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which are filed or will be filed with the Commission promptly after the offering of debt securities and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF COMMON STOCK

The following description of the common stock of Delphi does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete description thereof set forth in the following documents: (i) Delphi’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”); and (ii) its Amended and Restated By-Laws, as amended, which documents have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Delphi is authorized to issue 150,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock shall be referred to collectively herein as the “common stock”) and 50,000,000 shares of preferred stock (“Preferred Stock”), each with a par value $0.01 per share. As of October 31, 2008, there were 41,185,216 shares of Class A Common Stock and 5,753,833 shares of Class B Common Stock outstanding. There are no shares of Preferred Stock outstanding.

American Stock Transfer and Trust Company is the Transfer Agent for the common stock. The Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG”.

Class A Common Stock and Class B Common Stock

General.  All currently outstanding shares of Class A Common Stock and Class B Common Stock are, and all shares of Class A Common Stock sold pursuant to an applicable prospectus supplement will be, fully paid and nonassessable. The holders of the Class A Common Stock and Class B Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities issued by Delphi. Cumulative voting is not permitted by holders of either the Class A Common Stock or Class B Common Stock. The shares of common stock are not convertible into other securities, except that the Class B Common Stock is convertible into Class A Common Stock as described below under “— Conversion.” No sinking fund or redemption provisions are applicable to the Class A Common Stock or the Class B Common Stock.

Voting.  Each share of Class A Common Stock entitles the holder thereof to one vote per share. Each share of Class B Common Stock entitles the holder thereof to a number of votes per share equal to the lesser of (1) the number of votes (with each share of Class B Common Stock having the same number of votes as each other share of Class B Common Stock) such that the aggregate of all outstanding shares of Class B Common Stock are entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (2) ten votes. As a consequence of clause (1) of the preceding sentence, a share of Class B Common Stock may have a number of votes that is not a whole number, in which event the holder of a share of Class B Common Stock will nonetheless be entitled to vote whatever fractional voting interest may result from such calculation, without rounding. Except as may otherwise be required by applicable law, proposals submitted to a vote of shareholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock), except that holders of the Class A Common Stock will vote as a separate class to elect one director (the “Class A Director”) so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of common stock. The remaining directors (other than directors elected by holders of Preferred Stock or any series thereof voting separately as a class) shall be elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class or, if any holders of Preferred Stock are then entitled to vote together with the holders of common stock for the election of directors, together as a single class with such holders of Preferred Stock. Such remaining directors are called the “Common Stock Directors.”

Newly created directorships and vacancies in our Board of Directors resulting from death, resignation or removal of directors shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or the sole remaining director. Any person elected to fill a vacancy created by resignation, death or removal of the Class A Director shall be deemed to be the Class A Director and any person elected to fill a vacancy created by the resignation, death or removal of a Common Stock Director shall be deemed to be a Common Stock Director.

The Class A Director may be removed without cause only by a vote of the holders of a majority of the outstanding shares of Class A Common Stock, and the Common Stock Directors may be removed without cause only by a vote of the holders of shares having the right to cast a majority of the votes with respect to the election of Common Stock Directors. If there are no shares of Class B Common Stock outstanding, the Class A Common Stock, together with any holders of any Preferred Stock then entitled to vote with the Class A Common Stock for the election of directors, shall elect all of our directors (other than any directors elected by holders of Preferred Stock voting separately as a class).

Unless a separate vote of any class is required, the holders of a majority of the aggregate voting power of the Class A Common Stock and Class B Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business, and generally, the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present shall constitute the act of the shareholders of Delphi. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of any opportunity to sell their shares at a premium over prevailing market prices.

Mr. Rosenkranz is party to an agreement with the Company not to vote or cause to be voted certain shares of common stock, if and to the extent that such shares would cause him and Rosenkranz & Company, L.P., collectively, to have more than 49.9% of the combined voting power of the Company’s stockholders.

Transfer.  The Certificate of Incorporation does not contain any restrictions on the transfer of shares of Class A Common Stock. Upon transfer of shares of Class B Common Stock to any person except to a “Permitted Transferee” (as defined in the Certificate of Incorporation), such shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock. Permitted Transferees of any holder of Class B Common Stock include persons or entities who on January 24, 1990 were holders or beneficial owners of Class B Common Stock or had the right to acquire shares of Class B Common Stock upon the exercise of warrants. Permitted Transferees also include, in general and among others, certain relatives of such holder of Class B Common Stock, the trustee of a trust exclusively for the benefit of such holder of Class B Common Stock and/or one or more of such holder’s Permitted Transferees, the estate of such holder of Class B Common Stock and certain corporations or partnerships of which two-thirds of the voting power is controlled directly or indirectly by or under common control with such holder of Class B Common Stock.

Conversion.  Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If at any time the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, each outstanding share of Class B Common Stock shall be converted into one share of Class A Common Stock. In the event of a transfer of shares of Class B Common Stock other than to a Permitted Transferee, each share of Class B Common Stock so transferred shall be automatically converted into one share of Class A Common Stock.

Dividends.  Subject to the rights of holders of our outstanding Preferred Stock, if any, and subject to certain other provisions of the Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends or other distributions, in cash, property, shares of stock or other securities, as may be declared by our Board of Directors out of assets legally available therefor. If and when any such dividends are declared, the holders of Class A Common Stock and Class B Common Stock are entitled to share equally, on a per share basis, in those dividends, except as described in the next sentence. If any dividend is payable in shares of Class A Common Stock or Class B Common Stock, that dividend will be payable at the same rate on both classes of common stock and may be paid (as determined by our Board of Directors) (i) in shares of Class A Common Stock on the Class A Common Stock and Class B Common Stock, (ii) in shares of Class B Common Stock on the Class A Common Stock and Class B Common Stock and (iii) in shares of Class A Common Stock on the Class A Common Stock and in shares of Class B Common Stock on the Class B Common Stock.

Subdivisions; Combinations.  If we subdivide or combine our outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class shall be proportionately subdivided or combined in the same manner and on the same basis.

Liquidation.  In the event of a voluntary or involuntary liquidation, dissolution or winding-up of Delphi, after payment of or provision for our liabilities and distribution of the preferential amounts, if any, payable to holders of our Preferred Stock, the holders of Class A Common Stock will be entitled to share ratably with the holders of Class B Common Stock as a single class in our remaining assets available for distribution to holders of our common stock. A consolidation or merger of Delphi with or into another entity or a sale or disposition of all or any part of Delphi’s assets shall not be deemed a liquidation, dissolution or winding up for this purpose.

Merger or Consolidation.  In the case of any distribution or payment (other than a dividend described above under “-Dividends” or a distribution upon liquidation, dissolution or winding-up described under “-Liquidation”) on Class A Common Stock or Class B Common Stock upon our consolidation or merger with or into another corporation, or any transaction having an effect on our stockholders substantially similar to that resulting from a consolidation or merger, such distribution shall be made ratably on a per share basis among the holders of Class A Common Stock and Class B Common Stock as a single class.

Other Terms.  Our Certificate of Incorporation provides that, except as otherwise required by applicable law or as otherwise provided in the Certificate of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights.

Additional shares of Class B Common Stock may not be issued except (i) in payment of a stock dividend on then outstanding shares of Class B Common Stock; (ii) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock; and (iii) pursuant to Delphi’s Second Amended and Restated Long-Term Performance-Based Incentive Plan, as amended from time to time.

Preferred Stock

For a description of our Preferred Stock, please see the heading “Description of Preferred Stock”. Any or all of the rights and preferences selected by our Board of Directors for any series of Preferred Stock may be greater than the rights of the common stock. The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that shareholders will receive dividend payments and payments upon our liquidation, dissolution or winding up.

Under the Certificate of Incorporation, our Board of Directors is authorized to establish one or more series of Preferred Stock in such number of shares and having such powers, preferences and rights as it may designate from time to time. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of Delphi if, for example, our Board of Directors designated and issued a series of Preferred Stock in an amount that sufficiently increased the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that included special voting rights to veto a change in control, merger or similar transaction. In addition, the superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of any opportunity to sell their shares at a premium over prevailing market prices.

Delaware Law and Certain Provisions of Delphi’s Certificate of Incorporation

Delphi is subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

The Certificate of Incorporation prohibits shareholders from taking any action without a meeting, except upon unanimous written consent. In addition, special meetings of shareholders may only be called by the Board of Directors. These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. The Certificate of Incorporation also provides that, except under certain circumstances, the Board of Directors has the exclusive power to fill newly created directorships and vacancies in the Board.

The Certificate of Incorporation provides that directors of Delphi will not be personally liable to Delphi or any stockholder for monetary damages for breach of the director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Delphi or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that Delphi shall indemnify its officers and directors to the fullest extent permitted by Delaware law.

Further Information

The descriptions of common stock in this prospectus and in any prospectus supplement are summaries of the material provisions of the Certificate of Incorporation and the Amended and Restated By-Laws, as amended. These descriptions do not restate the Certificate of Incorporation or the Amended and Restated By-Laws, as amended, in their entirety and do not contain all of the information that you may find useful. We urge you to read the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, because they, and not the summaries, define many of your rights as a holder of Class A Common Stock. For more information, please review the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, which will be filed with the Commission promptly after the offering of Class A Common Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF PREFERRED STOCK

General

The following description of Preferred Stock of Delphi does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete description thereof set forth in the following documents: (i) Delphi’s Certificate of Incorporation; and (ii) its Amended and Restated By-Laws, as amended, which documents have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Certain terms of any series of the Preferred Stock offered by any prospectus supplement will be described in the prospectus supplement relating to such series of the Preferred Stock. If so indicated in the prospectus supplement relating thereto, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the prospectus supplement relating thereto do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Certificate of Incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designation relating to such series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

Under the Certificate of Incorporation, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of Preferred Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock, adopted at any time or from time to time by the Board of Directors. The Preferred Stock shall rank senior to the Common Stock as to payments of dividends or payments upon liquidation. Delphi may amend from time to time its Certificate of Incorporation to increase or decrease (but not below the number of shares of Preferred Stock currently outstanding) the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, without a vote of the holders of any series of Preferred Stock (unless the certificate of any such series of Preferred Stock establishing the rights of such series requires such a vote).

The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below, unless otherwise provided in the prospectus supplement relating to a particular series of the Preferred Stock. Reference is made to the prospectus supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title of such Preferred Stock and the number of shares offered; (ii) the liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (v) any redemption or sinking fund provisions; (vi) the terms of any right to convert or exchange the Preferred Stock into other securities or property of Delphi; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

The Preferred Stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Unless otherwise specified in the prospectus supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and liquidation rights in all respects with any other series of the Preferred Stock.

Dividend Rights

Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of Delphi legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of the Preferred Stock. Such rate may be fixed, variable or both. Each such dividend will be payable to the holders of record as they appear on the stock record books of Delphi on such record dates as will be fixed by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the prospectus supplement relating thereto.

Each series of Preferred Stock will be entitled to dividends as described in the prospectus supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Delphi, the holders of each series of Preferred Stock will be entitled to receive out of assets of Delphi available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the prospectus supplement relating to such shares.

Redemption

Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of Delphi, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series.

Conversion and Exchange

The terms, if any, on which shares of any series of the Preferred Stock are convertible into Class A Common Stock or exchangeable for debt securities will be set forth in the prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at the option of Delphi, in which case the number of shares of Class A Common Stock or the amount of debt securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in such prospectus supplement.

Transfer Agent and Registrar

American Stock Transfer and Trust Company will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for shares of Preferred Stock will send notices to shareholders of meetings, if any, at which holders of the Preferred Stock have the right to vote on any matter.

Voting Rights

Except as indicated in the prospectus supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to any voting rights.

In addition to any voting rights that may be described in any prospectus supplement, under the Delaware General Corporation Law, the holders of the Preferred Stock will have the voting rights set forth under the caption “General” above with respect to amendments to the Certificate of Incorporation which would increase the number of authorized shares of Preferred Stock of Delphi.

Further Information

The descriptions of any Preferred Stock in this prospectus and in any prospectus supplement are summaries of the material provisions of the Certificate of Incorporation and the Amended and Restated By-Laws, as amended. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the Preferred Stock. For more information, please review the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, which will be filed with the Commission promptly after the offering of Preferred Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to have debt securities, shares of Preferred Stock or shares of Class A Common Stock represented by depositary shares. The series of debt securities, the shares of any series of the Preferred Stock or the shares of Class A Common Stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary of Preferred Stock, Class A Common Stock or debt securities. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the debt securities, Preferred Stock or Class A Common Stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of debt securities, shares of Class A Common Stock or shares of a particular series of the Preferred Stock described in the applicable prospectus supplement.

We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

•	terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of debt securities, Preferred Stock or Class A Common Stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

•	terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any debt securities, shares of Preferred Stock or shares of Class A Common Stock underlying the depositary shares are entitled to vote;

•	terms relating to amendment and termination of the applicable deposit agreement;

•	terms relating to the resignation of the depositary and the appointment of a successor depositary;

•	terms setting forth our obligation, if any, to pay the charges of the depositary;

•	a discussion of provisions relating to our and the depositary’s obligations and liabilities under the deposit agreement;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the Preferred Stock, which will be filed with the Commission promptly after the offering of that series of debt securities, shares of Preferred Stock or shares of Class A Common Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Class A Common Stock, Preferred Stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, Class A Common Stock, Preferred Stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date (if any) on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, Class A Common Stock or Preferred Stock will not be exercisable until at least one year from the date of sale of the warrant.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our Class A Common Stock or Preferred Stock, depositary shares, warrants, units or subscription rights at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, Class A Common Stock, Preferred Stock, depositary shares, warrants, units or subscription rights or the formula to determine such amount;

•	the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, Preferred Stock, Class A Common Stock, warrants, units or subscription rights or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of purchase contracts and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our Class A Common Stock, Preferred Stock, debt securities, depositary shares, warrants, units or purchase contracts. Subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in the subscription rights offering. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other entities or individuals pursuant to which such persons will agree to purchase any securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date set by us for receiving subscription rights.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering for which this prospectus is being delivered, including the following:

•	the exercise price for the subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which the subscription right shall expire;

•	the extent to which such subscription rights offering includes an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby purchase arrangement entered into by us in connection with the subscription rights offering.

Each subscription right will entitle the holder thereof to purchase for cash such principal amount of shares of Class A Common Stock, Preferred Stock, depositary shares, warrants, purchase contracts, units or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable in a manner set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of Class A Common Stock, Preferred Stock, depositary shares, warrants, purchase contracts or units purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the subscription rights. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of subscription rights and will be available as described under the heading “Where You Can Find More Information”.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through one or more agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwriten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any material relationship we may have with an underwriter, dealer or agent, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the particular securities offered in such prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined in a manner specified in the applicable prospectus supplement. The securities may be sold through a rights offering, forward contract or similar arrangement. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities during the period that such activities are ongoing may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

We may make sales of our securities to or through one or more underwriters or agents in at-the-market offerings, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, pursuant to the terms of a distribution agreement or selling agent’s agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement or selling agent’s agreement, we will issue and sell shares of the applicable securities to or through one or more underwriters or agents, which may act on any agency basis or on a principal basis. During the term of any such agreement, we may sell shares of the applicable securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement may provide that any shares of the applicable securities will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine at this time and will be described in a prospectus supplement. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of the applicable securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement or selling agent’s agreement, or if we offer to sell shares of the applicable securities through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and the plan of distribution for such securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of the securities. We will not receive any proceeds from sales by selling securityholders.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the applicable regulatory authority, if any, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the applicable regulatory authority, if any, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

LEGAL MATTERS

Certain legal matters in connection with the offering of the securities offered hereby will be passed upon for the Company by Chad W. Coulter, General Counsel of the Company, and Cahill Gordon & Reindel llp, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

3,000,000 Shares

Class A Common Stock

Prospectus Supplement

May   , 2009

Barclays Capital